EXHIBIT "99"

                       EAST TEXAS FINANCIAL SERVICES, INC.


           1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910
                         903-593-1767 o Fax 903-593-1094


                                  NEWS RELEASE


For verification, contact: Gerald W. Free, Vice Chairman/President/CEO
                   Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release, January 28, 1998
------------------------------------------------------------------------------

                       EAST TEXAS FINANCIAL SERVICES, INC.
                         ANNOUNCES QUARTER END EARNINGS
                                       AND
                         QUARTERLY CASH DIVIDEND PAYMENT

Tyler, Texas, January 28, 1998, - - - East Texas Financial Services, Inc. (NASDAQ: ETFS), the holding company for First Federal Savings and Loan Association of Tyler, Texas, today reported that consolidated net income for the quarter ended December 31, 1997, was $144,304 or $.15 per share, compared to $183,320 or $.18 per share for the quarter ended December 31, 1996.

Gerald W. Free, Vice Chairman, President and CEO, also announced that the Company would continue its quarterly cash dividend of $.05 per share, to be paid on February 25, 1998 to stockholders of record as of February 11, 1998.

"The decline in net income, this quarter as compared to last year, was expected. It reflects additional expenses associated with the opening of our new loan office in Lindale and the addition of a new loan officer in our Whitehouse location," stated Free. "However, we are currently ahead of our projections for loan originations in the Lindale market and believe we will quickly begin to see tangible results from our efforts there."

Loans receivable totaled $60.2 million at December 31, 1997, a $3.1 million increase from the $57.1 million reported at September 30, 1997. "For the three months ended December 31, 1997 we originated approximately 100 mortgage loans totaling $8.1 million, compared to 55 loans totaling $5.4 million for the same quarter in 1996," stated Free. "With a continued period of low interest rates, a strong East Texas economy and our ability to now offer home equity loans, we expect loan originations to continue to increase."
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Total assets were reported as $120.1  million at December 31, 1997,  compared to
$115.9 million at September 30, 1997, the Company's last fiscal year end. Total stockholders' equity was reported as $21.0 million at December 31, 1997, compared to $20.9 million at September 30, 1997.

Capital levels for the Company's wholly owned subsidiary, First Federal Savings and Loan Association of Tyler, were reported at December 31, 1997, as 14.8% for both tangible and core capital ratios, well in excess of the minimum required levels of 1.5% and 3.0% respectively. The Association's risk-based capital ratio was 38.8% of risk-weighted assets at December 31, 1997, compared to the minimum 8.0% regulatory requirement. At December 31, 1997, the Association was considered a "well capitalized" institution.

At December 31, 1997, non-performing assets totaled $399,000 or .33% of total assets as compared to $310,000 or .27% of total assets at September 30, 1997. Non-performing loans equaled $399,000 or .66% of loans receivable at December 31, 1997, compared to $310,000 or .54% at September 30, 1997. Classified assets were reported as $819,000 or .68% of total assets at December 31, 1997, compared to $904,000 or .78% of total assets at September 30, 1997.

East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, Texas, which presently operates two full service offices and two loan agency offices in the Tyler area.

At December 31, 1997, the Company had outstanding 1,026,366 shares of stock and reported a "book value" per share of $20.44. The Company's stock is traded under the symbol "ETFS" on the NASDAQ National Market System and is listed in most daily newspapers as "EasTxFnl".

                       - selected financial data follows -
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
                       EAST TEXAS FINANCIAL SERVICES, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDIITON

                     ASSETS                                                 December 31, 1997       September 30, 1997
                                                                            -----------------       ------------------
                                                                            (Unaudited)
Cash and due from banks                                                      $     586,802            $     508,729
Interest-bearing deposits with banks                                             2,545,055                6,422,404
Interest earning time deposits with financial institutions                       1,467,573                1,565,573
Federal funds sold                                                               2,671,416                  753,847
Mortgage-backed securities available-for-sale                                    6,029,082                4,356,271
Investment securities held-to-maturity (estimated market value of $26,146,470 at December 31, 1997 and
     $23,128,073 at September 30, 1997)                                         26,077,423               23,058,359
Mortgage-backed securities held-to-maturity (estimated market value of $16,793,561 at December 31, 1997 and
      $18,611,834 at September 30, 1997)                                        16,303,540               18,151,765
Loans receivable, net of allowance for credit losses
     of $272,851 at December 31, 1997 and
     September 30, 1997                                                         60,249,463               57,110,029
Accrued interest receivable                                                        922,498                  885,383
Federal Home Loan Bank stock, at cost                                            1,020,900                1,005,700
Premises and equipment                                                           1,094,361                1,123,311
Foreclosed real estate, net of allowances of $-0-                                        0                        0
Deferred income taxes                                                                    0                        0
Mortgage servicing rights                                                          157,375                  149,094
Other assets                                                                       967,565                  858,147
                                                                             -------------            -------------
          Total Assets                                                       $ 120,093,053            $ 115,948,612
                                                                             =============            =============
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
                       EAST TEXAS FINANCIAL SERVICES, INC.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDIITON
                                  (Continued)


      LIABILITIES AND STOCKHOLDERS' EQUITY                                  December 31, 1997       September 30, 1997
                                                                            -----------------       ------------------
                                                                            (Unaudited)
Liabilities:
     Demand deposits                                                         $   3,895,981            $   1,882,109
     Savings and NOW deposits                                                   10,063,904                9,771,266
     Other time deposits                                                        77,096,211               76,897,274
                                                                             -------------            -------------
          Total deposits                                                        91,056,096               88,550,649

     FHLB advances                                                               7,522,000                4,195,000
     Advances from borrowers for taxes and insurance                               171,878                  881,685
     Federal income taxes
           Current                                                                 (14,696)                       0
           Deferred                                                                121,318                  127,909
     Accrued expenses and other liabilities                                        255,481                1,314,001
                                                                             -------------            -------------

          Total Liabilities                                                     99,112,077               95,069,244
                                                                             -------------            -------------

Stockholders' equity:
     Preferred stock, $0.01 par value, 500,000
     shares authorized, none outstanding
     Common stock, $.01 par value, 5,500,000 shares authorized,
     1,256,387 shares issued                                                        12,564                   12,564
     Additional paid-in capital                                                 12,196,879               12,196,879
     Deferred compensation - RRP shares                                           (300,652)                (329,748)
     Unearned employee stock ownership plan shares                                (650,614)                (650,614)
     Net unrealized gain on securities available-for-sale                           (4,961)                  15,512
     Retained earnings (substantially restricted)                               13,458,777               13,365,792
     Treasury stock, 230,021 shares at cost                                     (3,731,017)              (3,731,017)
                                                                             -------------            -------------

          Total stockholders' equity                                            20,980,976               20,879,368
                                                                             -------------            -------------

          Total liabilities and stockholders' equity                         $ 120,093,053            $ 115,948,612
                                                                             =============            =============

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
                       EAST TEXAS FINANCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                                               Three Months
                                                            Ended December 31,
                                                               (Unaudited)

                                                          1997           1996
                                                       ----------     ----------
INTEREST INCOME
   Loans receivable:
        First mortgage loans                           $1,134,833     $  967,638
        Consumer and other loans                           29,305         20,527
   Securities available-for-sale:
        Mortgage-backed securities                         64,390              0
   Securities held-to-maturity:
        Investment securities                             486,080        570,919
        Mortgage-backed securities                        314,702        421,434
                                                       ----------     ----------
          Total interest income                         2,029,310      1,980,518
                                                       ----------     ----------
INTEREST EXPENSE
   Deposits                                             1,123,670      1,109,672
   FHLB advances                                           62,173              0
                                                       ----------     ----------
          Total interest expense                        1,185,843      1,109,672
                                                       ----------     ----------
          Net interest income before provision
            for loan losses                               843,467        870,846
   Provision for loan losses                                    0          5,000
                                                       ----------     ----------
          Net interest income after provision
            for loan losses                               843,467        865,846
                                                       ----------     ----------
NONINTEREST INCOME
   Gain (loss) on sales of interest-earning assets         21,437         13,079
   Loan origination and commitment fees                    22,963         17,219
   Loan servicing fees                                     22,303         31,686
   Other                                                   10,712         15,430
                                                       ----------     ----------
          Total noninterest income                         77,415         77,414
                                                       ----------     ----------

                       EAST TEXAS FINANCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                                               Three Months
                                                            Ended December 31,
                                                               (Unaudited)

                                                          1997           1996
                                                       ----------     ----------
NONINTEREST EXPENSE
   Compensation and benefits                              492,110        427,655
   Occupancy and equipment                                 48,246         33,864
   SAIF deposit insurance premium                          14,147         48,051
   (Gain) loss on foreclosed real estate                        0             58
   Other                                                  139,666        139,937
                                                       ----------     ----------
          Total noninterest expense                       694,169        649,565
                                                       ----------     ----------
Income (loss) before provision for income taxes           226,713        293,695
Income tax expense (benefit)                               82,409        110,465
                                                       ----------     ----------
NET INCOME (LOSS)                                      $  144,304     $  183,230
                                                       ==========     ==========
Earnings per common share and earnings per
common share - assuming dilution                       $     0.15     $     0.18